Exhibit 10.43
10.43 Steam Sales Agreement between Shandong Xiangrui and Shandong
Xinrui Chemical Devices Co., Ltd.
Party A (the Supplier): Shandong Xiangrui
Party B (the Purchaser): Shandong Xinrui Chemical Devices Co., Ltd.
•	General Information
•	Pursuant to the agreement, Shandong Xiangrui suppliers steam to Shandong Xinrui Chemical Devices Co., Ltd.

•	The price shall be RMB 113 per ton.

•	The term shall be from January 1, 2009 to December 31, 2014.

•	Shandong Xinrui Chemical Devices Co., Ltd. shall pay the steam before 5th of the next month.
•	Headlines of the articles omitted
•	Dispute Settlement

•	Breach of the Agreement

•	Miscellaneous